EXHIBIT 99.1

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  CONFIDENTIAL - DO NOT DISTRIBUTE

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA SKIN SCIENCESWe Believe in Better  Dedicated to Skin SciencesMedical Dermatology XTRAC Laser and Systems for Psoriasis, Eczema, VitiligoAesthetics Nordlys Multiplatform Laser Stratapen for Microneedling  Large Opportunities, Better Products, Mix of Reimbursed and For Pay Offerings

STRATA SKIN SCIENCES

We Believe in Better

- 2016 Results
  - Revenues $31.7M
  - GM 60.2%
  - GAAP Adj. EBITDA $2.9M
  - No Guidance for 2017
- 2017 Changes
  - Discontinuation of MelaFind product
  - Distribution Agreement for Nordlys Aesthetic Laser
  - OEM Relationship for Stratapen
  - Conversion of Debt to Stock
  - Realignment of Significant Field Infrastructure, Refinement of Business Model

STRATA SKIN SCIENCES

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA SKIN SCIENCESWe Believe in Better  Recent EventsWhen created in mid-2015, Strata acquired the XTRAC business for $43M in debtConversion of $41M in Debt to Preferred Stock with easy conversion to CommonStrata eliminates $1M interest for next four yearsWill utilize savings and balance sheet to foster acquisitions and internal project development

Medical Dermatology
We Believe in Better

XTRAC Excimer Laser, VTRAC lamp system

- Psoriasis 6-8M patients US
  - Over 2M treatments performed
  - Fully reimbursed treatment
  - Proven Effective
  - Outstanding Side Effect Profile
- Working on next gen recurring revenue product (2018) with the goal of significantly expanding our addressable market


XTRAC
XTRAC

STRATA SKIN SCIENCES

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA SKIN SCIENCESWe Believe in Better  Psoriasis  Vitiligo

STRATA SKIN SCIENCES
We Believe in Better

XTRAC: Ideally Positioned

Over the Counter Topicals ($)	Rx Topicals ($$)	XTRAC Targeted Phototherapy ($$)	Biologics ($$$$)
+ Inexpensive	− More expensive	+ Cost effective	− Very expensive
− Low efficacy	− Moderate efficacy	+ Excellent efficacy with finite number of treatments	+ Very good efficacy
+ Few side effects	− Low/Moderate side effects	+ Virtually no side effects	− Significant side effects

STRATA SKIN SCIENCES

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  Medical AestheticsWe Believe in Better  NordlysDistribution Agreement for US with Ellipse A/SAesthetic Platform with SWT (next gen IPL), YAG Laser and FRAXBetter product for enhanced Patient comfort6,500 placements WW but only 400 USSignificant growth in Aesthetics with both core and non-core physicians. Nordlys is less painful and cuts downtime post procedure for most applications nordlys
by Ellipse

nordlys

HYBRID SYSTEM

- Treats Skin Types I-VI
- 3 Year Warranty
- Fastest Patient Throughput
- Patented Dual-Mode Filtration
- Low Fluence Required
- Fewer Pulses Per Treatment

"It's been getting patients into the office for hair reduction, pigments, rosacea…virtually painless..less treatments…great results"

-John M. Taylor, MD
Plastic Surgeon

SWT

SELECTIVE WAVEBAND TECHNOLOGY


HR 600
HRD 645
VL 555
PR 530
PL 600

Nd:YAG

LASER DESIGNED FOR
COMFORT & EFFICACY


Ellipse

FRAX 1550

NEW AND UNIQUE
NON-ABLATIVE LASER


Ellipse
Frax 1550

“With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon

 Photo Rejuvenation          Photo Rejuvenation      Pigmentation3 Treatments • 90 Days    Pigmentation1 Treatment • 120 Days  Pulses/Tx  J/cm2  70  8  Single Treatment  Total Pulses  Total J/cm2  210  1680  Treatment Total  Pulses/Tx  J/cm2  10  10  Single Treatment  Total Pulses  Total J/cm2  10  100  Treatment Total  PIGMENT CONCERNS

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon    StratapenApproved for delivery of pigment under the skinPatented features to prevent contaminationBetter pull through the skinRegionally sold until our OEM AgreementGetting strong reviews from KOLsStrong Disposable Trail

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA 2018We Believe in Better  Improve Profitability of XTRAC Business, Adapt to Changing EnvironmentRevitalize B2B and B2C Activities, launching comprehensive digital platform in Q1Leverage Sales and Support Infrastructure (60 people), Get Traction with distributed/ OEM products, gain additional accessPartner with Customers by providing best-in-class products for Practice Revenue with bothReimbursed Medical Procedures, andAesthetic For Pay Procedures

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA 2018 and 2019We Believe in Better  Renew the XTRAC business with shorter protocols and enhanced H/W and UI/UXMake the treatments more convenient and more efficaciousGraphical interface for patient dataDevelop versions that will be amenable to penetrating socialized medicine marketsNew Products in the Aesthetic spaceAlready under developmentOther Business Development, capacity in Sales

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon  STRATA ACTIVITIES  STRATA SKIN SCIENCESWe Believe in Better  Sales and support now up to speed on the two advantaged Aesthetic products, can drive incremental revenues at higher net profit levelsRevamping our tools for patient awareness and driving repeat business through Social MediaUpdating and Upgrading the XTRAC franchise to capture significantly more market shareHaving Value Solutions and Educational Support to help Medical Practices grow revenues and attract patients  Summary

 “With their patented Selective Waveband Technology, the system will address what normally I need 5 systems to treat”  - Grant Stevens, MD, F.A.C.S.Plastic Surgeon